AGREEMENT AND LICENSE

         THIS AGREEMENT AND LICENSE (this "Agreement") is made and entered into as of August 25, 2000 between California Amplifier, Inc. ("Supplier"), and Telaxis Communications Corporation ("Telaxis").

                                    RECITALS

         A. Supplier and Telaxis previously entered into a Supply Agreement, dated October 14, 1999 (the "Supply Agreement"), pursuant to which Supplier was going to manufacture Telaxis' existing broadband wireless transceiver and design a lower-cost broadband wireless transceiver for Telaxis.

          B. Supplier and Telaxis desire to terminate the Supply Agreement on the terms and conditions set forth herein and provide for Telaxis receiving rights to certain Supplier property.

         NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration and in reliance upon the covenants, limitations and agreements hereinafter set forth, the parties hereto do hereby agree as follows.

         1.       Termination of Supply Agreement.
                  -------------------------------

                  (a)  The Supply Agreement is hereby terminated.

                  (b) Each of Telaxis and Supplier hereby releases and discharges the other, and their respective affiliates, directors, officers, employees, agents, successors and assigns (collectively, "Related Persons"), from any and all claims, demands, causes of action, obligations, agreements, and liabilities whatsoever, both at law and in equity, which one party now has, has ever had or may hereafter have against the other party or the other party's Related Persons on account of or arising out of the Supply Agreement. Each of Telaxis and Supplier hereby irrevocably covenants to refrain from, directly or indirectly, asserting any claim or demand, or commencing, instituting or causing to be commenced, any proceeding of any kind against any released party based upon any matter purported to be released by this Section 1(b).

         2.       Grant of License; Intellectual Property Issues.
                  ----------------------------------------------

                  (a)  Supplier  hereby  grants  Telaxis  (i)  a  non-exclusive, irrevocable, perpetual, worldwide, nontransferable, royalty-free license, without right to sublicense, to use and copy the Work Product (as defined in
Section 3(a) below) solely for the purpose of designing, developing, manufacturing and testing millimeter-wave transceivers and any other products or devices developed using, based on or incorporating any of the Work Product that transmit and/or receive at a frequency in excess of twelve gigahertz and (ii) a non-exclusive, irrevocable, perpetual, worldwide, transferable, royalty-free license, with right to sublicense, to develop, design, make, use, import, copy, modify, license, offer to sell, sell, lease and otherwise distribute the Product (as defined in Section 3(a) below) and any other products or devices developed using, based on or incorporating the Work Product that transmit and/or receive at a frequency in excess of twelve gigahertz. Supplier agrees and acknowledges that the foregoing license includes a license to any and all of Supplier's patents, know-how, trade secrets, and other technical information and intellectual property (in whatever form) contained or incorporated into, reflected in or necessary to develop, manufacture, test and sell the Product, along with any goodwill associated with any Licensed Property (as defined in the immediately following sentence). All the Work Product, intellectual property and other items to which Telaxis is granted a license pursuant to the foregoing provisions of this Section 2(a) are referred to collectively as the "Licensed Property". Supplier acknowledges and agrees that, without limiting the generality of the foregoing, any and all patents, know-how, trade secrets, and other technical information or intellectual property discovered, developed or designed by or under the direction of Supplier in connection with the transactions contemplated by the Supply Agreement, including, without limitation, the design and development of the Product, are included in the scope of the foregoing license and are part of the Licensed Property. As part of the license, Supplier grants Telaxis the right to commence proceedings to protect the Licensed Property, to enjoin infringements of the Licensed Property, and to sue for damages resulting from infringement of the Licensed Property and, if required by law, Supplier agrees, at Telaxis' expense, to be joined in and to participate in such proceedings. Telaxis shall retain any damages awarded or settlement amount obtained in connection with litigation paid for by Telaxis.

                  (b) Subject to Section 2(a) above, (i) all intellectual property (in whatever form) of Telaxis (including, without limitation, any intellectual property of Telaxis contained or incorporated into the Product or Work Product) shall remain the exclusive property of Telaxis and (ii) all intellectual property (in whatever form) of Supplier shall remain the exclusive property of Supplier. Subject to Section 2(a) above, neither Telaxis nor Supplier shall use or distribute in any manner, directly or indirectly, any intellectual property of the other. Any intellectual property created by Telaxis in the course of exercise of its rights under Section 2(a) above shall be and remain the exclusive property of Telaxis, including, without limitation, derivative works based on the Licensed Property.

         3.       Obligations of Supplier.
                  -----------------------

                  (a) Supplier has made substantial progress on designing, developing, and testing a lower-cost broadband wireless transceiver to Telaxis' specifications, called the "Phase 2 Product" in the Supply Agreement (referred to as the "Product" in this Agreement). Within twenty (20) business days after the date of this Agreement, Supplier shall deliver to Telaxis all work in process on the Product (including all prototypes) and one paper copy and, to the extent it exists, one electronic copy of all documentation, work product, diagrams, designs, schematics, drawings, software, firmware, specifications, test results, in whatever state of completion (including, without limitation, any Confidential Information (as defined in Section 3(b) below) of Supplier) in Supplier's possession, custody or control reasonably necessary for Telaxis to complete the development of the Product and to manufacture and test the Product (collectively, the "Work Product").

                  (b) Within twenty (20) business days after the date of this Agreement, Supplier shall return to Telaxis all documents and other materials (and all copies) containing Confidential Information of Telaxis and certify in writing to Telaxis that Supplier has complied with the requirements of this clause. As used in this Agreement, "Confidential Information"

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

means information of a party deemed confidential to that party relating to the design, development and supply of its products that was previously disclosed to the other party.

                  (c) Within twenty (20) business days after the date of this Agreement, Supplier shall ship to Telaxis all material, capital equipment and tooling which has been paid for or rented by Telaxis, including, without limitation, approximately $10,000 of inventory and a chiller worth approximately $18,000 (the payment for which is included in the sum described in Section 4(a) below). Supplier shall ship these materials, freight collect, using the method reasonably designated by Telaxis.

         4.       Obligations of Telaxis.
                  ----------------------

                  (a) Within twenty (20) business days after the date of this Agreement, Telaxis shall pay Supplier the sum of Two Hundred Fifty Thousand Dollars ($250,000.00).

                  (b) Within twenty (20) business days after the date of this Agreement, Telaxis shall return to Supplier all documents and other materials (and all copies) containing Confidential Information of Supplier (except to the extent such materials contain Confidential Information of Supplier to which Telaxis is granted rights under Section 2(a) above) and certify in writing to Supplier that Telaxis has complied with the requirements of this clause.

                  (c) Within a reasonable time (not to exceed thirty (30) days) after presentation of an invoice by Supplier, Telaxis shall pay all shipping, handling and insurance costs incurred by Supplier in performing under Section 3(c) above.

         5.       Confidentiality.
                  ---------------

                  (a) The Nondisclosure Agreement, dated as of June 1, 1998, and all obligations and restrictions under that agreement are hereby terminated.

                  (b) Supplier agrees to keep confidential and not disclose to third parties (i) all technical specifications for the Product, whether such specifications were provided to Supplier by Telaxis or were established by Supplier in connection with development of the Product, (ii) all of the Licensed Property created or provided, in whole or in part, by Telaxis, and (ii) all of the Licensed Property created or provided by Supplier (except to the extent that Supplier is required to disclose a portion of such Licensed Property during the normal course of its business).

         6.       Miscellaneous.
                  -------------

                  (a) Notices. All notices and instructions to be given by any party to any other party shall be given by the parties hereto in writing and by hand delivery, with a receipt being obtained therefor, by registered mail, return receipt requested, or by reputable overnight courier at the following addresses and to the following persons, or at such other addresses and persons as to which the parties hereto may be notified in accordance herewith from time to time. If mailed, any such notice shall be deemed to have been given seven (7) business days after mailing in a post office or branch post office regularly maintained by the United States Government. If

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

delivered by personal delivery, any such notice shall be deemed to have been given on the date personal delivery is effected. If sent by overnight courier, any such notice shall be deemed to have been given three (3) business days after delivery to the courier.

                           (i)      If to Supplier:

                                    California Amplifier, Inc.
                                    460 Calle San Pablo
                                    Camarillo, California  93012
                                    Attn:  Mr. Kris Kelkar

                           (ii)     If to Telaxis:

                                    Telaxis Communications Corporation
                                    20 Industrial Drive East
                                    South Deerfield, MA  01373
                                    Attn:  Mr. David Renauld

                  (b) Entire Agreement and Modification. This Agreement is intended by the parties hereto as a final expression of their agreement with respect to the subject matter hereof, and is intended as a complete and exclusive statement of the terms and conditions of that agreement. This Agreement supersedes any and all prior and contemporaneous agreements and understandings, oral or written, among the parties with respect to the subject matter hereof.

                  (c) Amendments. This Agreement may not be amended, modified, rescinded, terminated or waived orally, and no amendment, modification, rescission, termination or waiver of any of the terms, provisions or conditions thereof (including this subsection) shall be valid unless in writing and signed by all parties.

                  (d) Assigns and Successors. This Agreement shall apply to, shall be binding in all respects upon, and shall inure to the benefit of, the respective successors, assigns and legal representatives of the parties hereto.

                  (e) Section Headings, Etc. Section headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

                  (f) Governing Law; Arbitration. This Agreement shall be construed in accordance with and governed by the internal laws of the State of Delaware. Any dispute, controversy or claim arising out of or relating to this Agreement, or the breach, termination or invalidity thereof, shall be settled by final and binding arbitration conducted pursuant to the Rules of Conciliation and Arbitration of the American Arbitration Association (AAA); provided, however, that nothing herein shall be deemed to prohibit any party from seeking from relevant courts of law immediate injunctive relief to prevent or restrain infringement of valid intellectual property rights. Such arbitration shall be conducted in Boston, Massachusetts if commenced by the Supplier and in Los Angeles, California if commenced by Telaxis. The number of arbitrators shall be three (3) with each party appointing one arbitrator and those two arbitrators choosing the

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

third arbitrator. If a party hereto fails to appoint an arbitrator, such arbitrator shall be appointed by the AAA. If the arbitrators chosen by the parties (or by the AAA as the case may be) are unable to agree upon a third arbitrator, such third arbitrator shall be appointed by the AAA. A judgement upon any award rendered in such arbitration may be entered in any court having jurisdiction over the party against whom the award is made. Prior to commencing any arbitration proceeding, both Supplier and Telaxis shall use good faith efforts to resolve the dispute, including at least one physical meeting attended by personnel from each party with decision-making authority.

                  (g) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original copy of this Agreement and all of which, when taken together, shall be deemed to be but one and the same Agreement.

                  (h)  Severability.  Any provision of this  Agreement  which is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or non-authorization without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction.

                  (i) Waiver. No failure to exercise and no delay in exercising on the part of either party of any right, power or privilege shall preclude the enforcement of that right, power or privilege or any other right, power or privilege, nor shall the waiver of any breach of any such provision herein be taken or held to be a waiver of any subsequent breach of any such provision or be a waiver of the provision itself, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Any waiver to be effective must be in writing.

                  (j) Press Release; Filing. Supplier and Telaxis shall jointly prepare and release a press release announcing this Agreement and the termination of the Supply Agreement, which shall be acceptable to both parties, which acceptance will not be unreasonably withheld. Supplier acknowledges that Telaxis will file a copy of this Agreement with the Securities and Exchange Commission.

         IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have duly executed this Agreement as of the day and year first written above.

TELAXIS COMMUNICATIONS              CALIFORNIA AMPLIFIER, INC.
CORPORATION

By:                                 By:
   ---------------------------         -------------------------------
Name:  David L. Renauld             Name:  Kris Kelkar
Title:  Vice President              Title:  Vice President

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